Exhibit 99.B(d)(91)

Form of Schedule A
to the
Sub-Advisory Agreement
between

SEI Investments Management Corporation
and
SSgA Funds Management, Inc.

Dated October 11, 2005, as amended December     , 2011

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Index Fund

Extended Market Index Fund

Form of Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
SSgA Funds Management, Inc.

Dated October 11, 2005, as amended December     , 2011

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Index Fund

[redacted]

Extended Market Index Fund

[redacted]

Agreed and Accepted:

SEI Investments Management Corporation	SSgA Funds Management, Inc.

By:	By:

Name:	Name:

Title:	Title:

2